SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2002

SARA LEE CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three First National Plaza, Chicago, Illinois	60602-4260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:     312/726-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Exhibits.

(c)	Exhibits:

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARA LEE CORPORATION

By:	/s/ WAYNE R. SZYPULSKI
Wayne R. Szypulski
Senior Vice President, Controller and Chief Accounting Officer

Date: October 30, 2002

EXHIBIT INDEX

The following exhibits are filed herewith and are exhibits to the Registrant’s Registration Statement on Form S-3, Registration No. 333-83776, as noted below:

Exhibit No.	Registration No. 333-83776 Exhibit No.	Exhibit

1.1	1.1.2	Pricing Agreement dated October 28, 2002, including Annex A thereto, between the Registrant and the underwriters named therein

5.1	5.1.2	Opinion of Sidley Austin Brown & Wood

5.2	5.2.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

12.1	12.1.2	Computation of ratios of earnings to fixed charges for each of the last five fiscal years.

12.2	12.2.2	Computation of ratios of earnings to fixed charges and preferred stock dividend requirements for each of the last five fiscal years.